MOTORCAR PARTS OF AMERICA, INC.
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-144887
PROSPECTUS SUPPLEMENT NO. 17
(To Prospectus dated October 22, 2007)
     This is a prospectus supplement to our prospectus dated October 22, 2007 relating to the resale from time to time by selling stockholders of up to 4,188,192 shares of our Common Stock. On May 5, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to our entry on April 29, 2009 into a Vendor Agreement, effective as of March 31, 2009, and a Core Amendment to Vendor Agreement, effective as of March 31, 2009, with our largest customer. The Form 8-K is attached to and made a part of this prospectus supplement.
     This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.
     The securities offered by the prospectus involve a high degree of risk. You should carefully consider the “Risk Factors” referenced on page 2 of the prospectus in determining whether to purchase the Common Stock.
The date of this prospectus supplement is May 6, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 29, 2009, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Vendor Agreement (the “Vendor Agreement”), effective as of March 31, 2009, with its largest customer, pursuant to the terms of which the Registrant will continue to supply the customer with alternators and starters. On April 29, 2009, the Registrant also entered into the Core Amendment to Vendor Agreement (the “Amendment”), effective as of March 31, 2009, pursuant to which the Registrant will purchase a portion of the customer’s core inventory.
     A copy of the Vendor Agreement and the Amendment are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
10.1	Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*

10.2	Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*
*Portions of these agreements have been omitted pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: May 5, 2009	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX
10.1	Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*

10.2	Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*
*Portions of these agreements have been omitted pursuant to a request for confidential treatment.

AutoZone Parts, Inc. 123 S. Front Street Memphis, TN 38103 Telephone (901) 495-6500 Fax (901) 495-8300	(US) VENDOR AGREEMENT Vendor No. 07245 Category Manager:	AutoZone Parts, Inc.
[*]
AUTOZONE RESERVES THE RIGHT TO REMIT TO THE PARTY TO WHOM THE PURCHASE ORDER IS ISSUED.
Payment Information:
Address to mail payment:

Vendor Name Factor (If Applicable)	MotorCar Parts of America, Inc.
POS	No
Address	2929 California Street
City	Torrance
State, Zip	CA, 90503
Country/Region	USA
Credit Dept Phone	(310) 212-7910
Toll Free Number	(800) 890-9988
Fax Number	(310) 212-0729
Vendor also doing business as: (Attach a list to this Agreement if space provided is insufficient)
Note: All payments of monies must be made payable to and mailed to:
AutoZone Parts, Inc.
Accounting Dept. 9010
P.O. Box 2198
Memphis, TN 38101
Purchase Order Information:
Address to send purchase orders:
☒ Check if same as payment address

Vendor Name	MotorCar Parts of America, Inc.
Address	2929 California Street
City	Torrance
State, Zip	CA, 90503
Country/Region	USA
Attention	Accounts Receivable
Street address for use by delivery services other than the U.S. mail, if not already shown in the P.O. Order address above.

2929 California Street

Torrance, CA 90503

Country/Region	USA
Dept:
Expedite Orders	(310) 212-7910
Phone:
Toll Free Number: Fax Number:	(800) 890-9988 (310) 212-6315
Orders will be Via:	EDI FAX

Vendor Financial Information
Vendor agrees to furnish, when returning this completed agreement, a complete set of current financial statements. Publicly held companies should include the Annual Report to Shareholders and 10K Report. If financial statements are not available, a Dun & Bradstreet should be furnished. Further, Vendor agrees to respond to operational/financial questionnaires from time to time as requested by AutoZone.
Product Liability Insurance

Copy of Certificate of Insurance must be attached to this Vendor Agreement. Certificate of Insurance must Include:

1. Comprehensive General Liability coverage Including Product Liability/Completed Operations Hazard with minimum limits of $5,000.000 per occurrence.

2. Broad form vendor’s endorsement naming AutoZone Parts, Inc. and its subsidiaries and affiliates, as an additional Insured.

3. Mandatory 30-day notice of cancellation to...

AutoZone Parts, Inc.

Travelers Indemnity of Illinois	Risk Management Department

(Insuring Company)	P.O. Box 2198, Dept 8030
Memphis, TN 38101

Address For Product Liability Claims MotorCar Parts of America, Inc. 2929 California Street Torrance, California 90503 USA Attn: Edie Patton Phone: (800) 890-9988
MotorCar Parts of America, Inc.

FMRev. 9/03	Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
Advertising/Promotions/Allowances
None Performance Expenditure Other

Qualified Promotions:	Indicate how Funds are Earned:

[*]
Order of Allowances
If you require the allowance calculations to be in a particular sequence, indicate the sequence below (1 for 1st, 2 for 2nd, etc.).

Sequence	Name of Allowance	Sequence	Name of Allowance
	None		None
	None		None
	None		None
	None		None
Use of VendorNet is subject to the terms and conditions contained on the VendorNet Systems. Vendor agrees to pay AutoZone the fee(s) for access to AutoZone’s VendorNet System, as set forth above. If no fees are paid by Vendor for VendorNet System access, then Vendor will not be provided access to AutoZone’s VendorNet System.
BILLBACK ALLOWANCES ARE CALCULATED ON A CALENDAR YEAR BASIS AND PAYMENT IS DUE 30 DAYS AFTER PERFORMANCE OR VENDOR RECEIPT OF AUTOZONE BILLBACK.

IF BILLBACKS ARE NOT PAID AFTER 90 DAYS FROM DATE REQUESTED, AN ADDITIONAL LATE PAYMENT CHARGE OF 1.5 PERCENT PER MONTH WILL BE ADDED.
[*]
MotorCar Parts of America, Inc.

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[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
During the term of this Agreement, Vendor, at Its expense and through its authorized employees or its Independent certified public accountants, shall have the right upon reasonable notice of no less than ten (10) business days, during normal business days and hours to examine AutoZone’s records pertaining to AutoZone’s promotional allowance based activities to the extent the same are funded by these allowances paid under this Agreement. All such Information disclosed during any such audit is the Confidential Information of AutoZone and shall be protected and governed by the terms and conditions of the Confidentiality Agreement between AutoZone and Vendor.
Fuel Surcharge
Fuel Surcharge based on the weekly index published by Department of Energy applies to all Logistics/Collect Vendors. Fuel surcharges will be imposed when the national average diesel fuel price from the Department of Energy (“DOE”) National Diesel Fuel Price Index is greater than or equal to [*]
MotorCar Parts of America, Inc.

FMRev. 9/03	Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
Shipping Instructions
If Collect, Vendor agrees to use routing which is approved by AutoZone’s Logistics Department. The Vendor is liable for the excess transportation cost if the designated routing is not followed. If a Vendor should question the routing selected, the Vendor must call AutoZone’s Logistics Department before releasing the committed shipment. Call (901)495-6839.
[*]
Shipping Terms
[*]
All Merchandise to be Shipped F.O.B. Destination
O Prepaid (Indicate any requirements to the right)
● Collect
Prepayment Requirements

Pounds	Dollars	Truck
Units	Cases	Cube
Pallets
All collect quotes are subject to renegotiation, as deemed necessary by increases in transportation related costs. AutoZone will not accept back orders on regular stock orders. Regular stock orders shall be handled on a ship or cancel basis.

Drop Shipment Terms:

Other:

Permanent Return Authorization #	To be used to return merchandise shipped in error freight collect.
Payment Terms
[*]
MotorCar Parts of America, Inc.

FMRev. 9/03	Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
VDP Terms and Conditions
[*]
MotorCar Parts of America, Inc.

FMRev. 9/03	Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
Regular Returns/Recalls/Cores
Return Privileges      RGA Required
Annual Stock Adjustment [*] of Prior fiscal year’s net purchases.
** Returns will be credited at “Current” Invoice price.

Regular Returns and Recalls		To Obtain Return Goods Authorization
RGA Required	Phone:	(800) 890-9988
Ship back freight prepaid	Address:	2929 California Street
	City, State Zip	Torrance, California 90503- USA
	Attn:	Lourdes Reinoso
	Fax:	(310) 347-4397

NOTE: Vendor pickup and Collect freight are F.O.B. AutoZone Dock.
Cores are “banked” In excess of 0.00% of purchases.
If core banking is handled differently than above, explain:
Core packaging instructions:

Other core limitations or instructions.

Address to Ship Returns:	Vendor requirements for routing or classification:
MotorCar Parts of America, Inc.
2306 Avenue Costa Este
San Diego, California 92154
USA
Attn: Pedro Hernandez
Phone: 619-489-2300
UPC Information
Vendor must be a member of the UPC Council and a list and sample of current UPC codes must be sent to the Product Manager’s attention prior to purchase of any products from the vendor.
AutoZone requires both format and manufacturer’s number to match item UPC numbers. Indicate your UPC Manufacturer’s number(s) below.

029175

Alternators & Starters

Product Line	Product Line	Product Line	Product Line	Product Line
1. Vendor shall comply with all UCC Standards concerning UPC Symbols and Shipping Container Bar Coding (ITF).
2. UPC Symbol Quality: [*]
3. All full pallets, containing the same SKU, shall have a shipping label with Shipping Container Bar Codes (ITF).
[*]
VENDOR AGREES TO FURNISH THE FOLLOWING DATA TO AUTOZONE FOR EACH PRODUCT SUPPLIED TO AUTOZONE :
•	Up-to-date AAIA compliant catalog data, databases, graphics, images and product attributes, features and benefits

•	copies of paper catalogs in pdf format

•	cross-reference data

•	product specifications where applicable, and

•	product bulletins and technical service bulletins
[*]
Vendor shall be solely responsible for notifying AutoZone in writing of those jurisdictions, including each and every United States state and territory, Canadian province and Mexico state and each and every subdivision thereof (hereinafter “jurisdictions”), where Vendor’s product(s) supplied to AutoZone are prohibited or restricted from sale. On an ongoing basis, Vendor further agrees to be solely responsible for providing AutoZone with all applicable regulatory requirements as to each product supplied by Vendor to AutoZone for all jurisdictions. Vendor will promptly update this Information as applicable.
Obsolescence
Parts which are scheduled to be dropped by the Vendor will be indicated in the Vendor catalog or price sheet [*] month(s) in advance.
[*]
MotorCar Parts of America, Inc.
FMRev. 9/03
Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
EAS Compliance
[*]
Warranties and Representations to AutoZone
By acceptance of an order under this Agreement, Vendor warrants and represents that (a) as applicable, products meet or exceed Original Equipment Specifications: (b) the goods will comply with all specifications contained in the order and will be of comparable quality as all samples delivered to AutoZone: (c) the goods are not adulterated, misbranded, falsely labeled or advertised, or falsely invoiced within the meaning of any local, state or federal laws and amendments thereof now in force: (d) the goods have been labeled, advertised and invoiced in accordance with the requirements of any and all governmental laws and the respective rules and regulations thereunder: (e) the goods are properly labeled as to content as required by applicable Federal Trade Commission Trade Practice Rules, the Fair Labor Standards Act, and similar laws, rules and regulations: (f) the goods ordered shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for the purposes for which the same are intended to be used, including without limitation, consumer use: (g) the goods do not infringe upon or violate any patent, copyright, trademark, trade name or, without limitation, any other rights belonging to others: (h) all weights, measures, sizes, legends or descriptions printed, stamped, attached or otherwise indicated with regard to the goods are true and correct, and conform and comply with all laws, rules, regulations, ordinances, codes and/or standards relating to said goods of federal, state and local governments: (i) the goods are not in violation of any other laws, ordinances, statutes, rules or regulations of the United Sates or any state or local government or any subdivision or agency thereof; and (j) by shipping and invoicing goods sold to AutoZone, Vendor warrants and represents that all goods purchased hereunder were produced in compliance with all applicable requirements of sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and of regulations and orders of the U.S. Department of Labor issued under section 14 thereof. In addition to the other warranties and representations contained in this paragraph, the warranties of the Uniform Commercial Code are specifically incorporated herein. Nothing contained in this Agreement shall be deemed a waiver of warranties implied by law as may be applied to AutoZone. Labeling of shipments of products to be distributed in Mexico must comply with AutoZone’s Mexico Vendor Compliance (Guidelines), as the same may be amended from time to time. Vendor agrees to pay the assessments, liquidated damages and other amounts set forth in the Guidelines. A copy of the current Guidelines is available to Vendor through VendorNet or upon request to its AutoZone Category Manager.
Warranty to Customer
[*]
Allowances And Credits
[*]
MotorCar Parts of America, Inc.
FMRev. 9/03
Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
Terms And Conditions
1. Agreement: This Agreement sets forth the entire agreement between Vendor and Autozone with respect to the sale and purchase of goods and supersedes all prior agreements, oral or written. Acceptance of a purchase order may be made only by shipment of the goods In accordance with that order and ACCEPTANCE IS EXPRESSLY LIMITED TO ALL OF THE TERMS AND CONDITIONS OF THE ORDER, INCLUDING ALL ATTACHMENTS AND SUPPLEMENTAL INSTRUCTIONS DELIVERED THEREWITH, AND TO CURRENT SHIPPING, BILLING AND ROUTING INSTRUCTIONS OF AUTOZONE. SHIPMENTS MADE CONTRARY TO AUTOZONE’S ROUTING INSTRUCTIONS WILL BE CONSIDERED F.O.B. DESTINATION. Vendor’s Invoice, confirmation memorandum or other writing may not vary the terms of the Agreement. Vendor’s failure to comply with each and every term or order shall constitute an event of default and shall be grounds for the exercise by AutoZone of any of the remedies provided for in this Agreement.
2. Remedies on Breach or Default: Failure to comply with each and every term of this Agreement and each guarantee or warranty herein shall be grounds for the exercise by Autozone of any one or more of the following remedies: a) cancellation of all or any part of an order without notice, including without limitations the balance of any order received on installment; and b) rejection of all or any part of any shipment by AutoZone, which may return the goods or hold them at Vendor’s risk and expense. AutoZone’s right to reject and return or hold goods at Vendor’s expense and risk shall extend to goods which are returned by AutoZone’s customers for any reason entitling AutoZone to reject. AutoZone may, at its option, require Vendor to grant a full refund or credit to AutoZone of the price actually paid by AutoZone for such item in lieu of replacement with respect to any item which AutoZone is entitled to reject hereunder. Autozone shall be under no duty to inspect the goods before resale thereof and notice of rejection shall be deemed given within a reasonable time if given within a reasonable time after notice of defects or deficiencies has been given to AutoZone by its customers. In respect of any goods rightfully rejected by AutoZone, there shall be charged to Vendor all expenses incurred by AutoZone in (i) unpacking, examining, repacking and storing such goods (it being agreed that in the absence of proof of a higher expense that AutoZone shall claim an allowance for each rejection at the rate of 10% of the price for each rejection made by AutoZone) and (ii) landing and reshipping such goods. When AutoZone has exercised any of the above remedies, Vendor shall not have the right to make a conforming delivery within the contract time. In addition to AutoZone’s remedies provided above, the buyer’s remedies of the Uniform Commercial Code are specifically incorporated in this Agreement.
3. DELIVERY TIME: THE TIME SPECIFIED ON ORDERS FOR RECEIPT OF GOODS IS OF THE ESSENCE OF THIS AGREEMENT AND IF SHIPMENT IS NOT EFFECTED WITHIN THE TIME SPECIFIED. AUTOZONE RESERVES THE RIGHT, AT ITS OPTION AND WITHOUT LIMITATIONS, TO CANCEL THE ORDER OR REJECT ANY GOODS DELIVERED AFTER THE TIME SPECIFIED and to hold vendor liable for damages sustained by AutoZone as a result of Vendor’s failure. Notwithstanding AutoZone’s right to cancel and/or reject goods. Vendor agrees to inform AutoZone immediately of any failure to ship any part of an order or the exact goods called for on an order on the shipment date specified. Acceptance of any goods shipped after the specified shipment date shall not be construed as a waiver of any of AutoZone’s rights resulting from the late shipment.
4. Cancellation: AutoZone may cancel all or any part of an order at any time prior to shipment. In addition, in the event any place of business or other premises of AutoZone shall be affected by lockouts, strikes, riots, war, fire, civil insurrection, flood, earthquake or any other casualty or cause beyond AutoZone’s control, which might reasonably tend to impede or delay the reception, handling, inspecting, processing or marketing of the goods covered by an order by AutoZone, its agents or employees, AutoZone may, at its option, cancel all or any part of the undelivered order by giving written notice to Vendor which notice shall be effective upon mailing.
5. Set-off. All claims for money due to vendor and/or to become due from AutoZone shall be subject to deduction by AutoZone for any set-off or counterclaim arising out of any order or other agreement with Vendor.
6. Withholding: AutoZone shall have the right to withhold from payment to Vendor, an amount up to ten percent (10%) of the then present value of AutoZone’s inventory of products purchased from Vendor, against which Vendor credits owed to AutoZone may be taken. In the event of participation in Supplier Confirmed Receivable program, an additional withholding may be imposed to cover any future outstanding credits due AutoZone.
7. Assignment of Accounts: The Vendor shall provide AutoZone written notice of an assignment, factoring or other transfer of its rights to receive payments arising under this Agreement 30 days prior to such assignment, factoring or other transfer taking legal effect. Such written notice shall include the name and address of the assignee/transferee, date assignment is to begin and terms of the assignment, and shall be considered delivered upon receipt of such written notice by the AutoZone Warehouse Accounting Manager. Vendor shall be allowed to have only one assignment, factoring, or other transfer legally effective at any one point in time. No multiple assignments, factorings or other transfers by the Vendor shall be permitted. Vendor shall indemnify AutoZone against and hold AutoZone harmless from any and all lawsuits, claims, actions, damages (including reasonable attorney fees, obligations, liabilities end liens) arising or imposed in connection with the assignment, factoring, or other transfer of any account or right arising thereunder where the Vendor has not complied with the assignment notification requirements of this section. Vendor also releases and waives any right, claim or action against AutoZone for amounts due and owing under this Agreement where Vendor did not comply with the notice requirements of this section. Such notice shall be mailed directly to:
AutoZone Parts, Inc.
Warehouse Accounting Manager
Accounting Dept. 9010
P.O. Box 2198
Memphis. TN 38101
8. Performance Assignment: Vendor shall not assign the obligation to perform any order or any part thereof, and AutoZone shall not be obligated to accept a tender of performance by any assignee, unless AutoZone shall have previously expressly consented in writing to such an assignment.
9. Vendor agrees that any credit balance will be paid in cash to AutoZone upon written request.
10. Publicity: Vendor shall not refer to AutoZone or any company affiliated with AutoZone in publication form in connection with goods of services rendered by Vendor without prior written approval of AutoZone.
11. Validity: No finding that a part of an order or this Agreement is invalid or unenforceable shall affect the validity of any other part thereof.
12. [*]
13. Safety & Health: As applicable, Vendor shall furnish AutoZone with Material Safety Data Sheets, including warnings and safety and health information concerning the products and/or the containers for such products sold hereunder. Vendor and AutoZone agree to comply with all applicable OSHA and EPA requirements concerning hazardous materials.
14. This Agreement shall be governed by the laws of the State of Tennessee without regard to its conflicts of laws principles. Jurisdiction and venue for any lawsuits related to this Agreement shall only be proper in Shelby County, Tennessee.
15. Vendor hereby grants AutoZone a perpetual license to use its part numbers and parts descriptions for AutoZone’s business purposes, including, but not limited to, AutoZone’s electronic catalogues and databases.
16. All notices shall be deemed received three days after it is sent by certified mail, return receipt requested, or when actually received by hand-delivery or overnight courier. All notices shall be sent to Vendor at aforementioned address as provided by Vendor on this Agreement or to AutoZone at the below address:
AutoZone Parts, Inc.
123 South Front Street, Dept 9009
Memphis, TN 38103
Attn: Executive VP, Merchandising
with a copy to the General Counsel at the same address, department 8074.
17. Country of Origin: All packaging and products must be compliant with all applicable federal, state and other laws and requirements as stipulated by the Federal Trade Commission (“FTC”) and other regulatory bodies. Pursuant to the Tariff Act of 1930 as amended (19 USCA 1304(2007)), U.S. Customs requires every item imported into the United States to be conspicuously and clearly marked to indicate its country of origin to the “ultimate purchaser”. Country of origin affects product admissibility, duty rate, anti-dumping and entitlement to special duty or trade preference programs.
Vendor must ensure that all of its packaging and product has correct country of origin information which is properly matched and marked in compliance with all applicable requirements and laws, Vendor represents and warrants that all packaging and labeling of products supplied under this Agreement are correct and comply with all laws and regulations. Vendor is responsible for and will reimburse AutoZone for any costs, expenses and other damages incurred by AutoZone (i) if product is improperly packaged or labeled or (ii) relating to any other Country of Origin issues.
MotorCar Parts of America, Inc.

FMRev. 9/03	Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
[*]
Notice Regarding Price Increases
AutoZone shall be given at least 90 days written notice prior to any price increase.
Indemnification
[*]
Statement of Conduct
AutoZone will strive to deal with Vendor in an open, honest manner at all times; AutoZone expects Vendor to do likewise. AutoZone does not allow gifts or other considerations to be provided to any AutoZone employees except where these are immaterial. Solicitation of a gift of any kind or value, or the acceptance of gifts in the form of cash or gift certificates in any amount is expressly forbidden, AutoZone generally discourages its employees from participating in sponsor contests, trips, recreational outings, etc., which accrue to the benefit of the employee. However, AutoZone recognizes that those can sometimes provide mutually beneficial business relationships, and such employees are expressly required to obtain permission from their direct superiors prior to participating.
MotorCar Parts of America, Inc.
FMRev. 9/03
Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AutoZone Parts, Inc.
By the execution of this Agreement, Vendor agrees to the representations stated above, and on the preceding pages. Vendor further agrees that AutoZone may rely on these representations in placing any purchase orders pursuant to information contained in this agreement.
Any changes to this Agreement must be in writing and executed by both parties.
The undersigned in represents and warrants to AutoZone that he/she is fully authorized to execute this agreement.

Contact 1
Vendor:	MotorCar Parts of America, Inc.			Name	John Foster
				Title	VP Marketing
By:	/s/ Selwyn Joffe	Date:	4/22/09	Address:	2929 California Street
	(Signature of Principal of the Company)				Torrance,
CA.,
Print		Title	CEO		90503
Name:	Selwyn Joffe				USA
				Phone	(800) 890-9988

AutoZone Parts, Inc.
Contact 2
By:	/s/ [*]	Date:	4/27/09	Name	Tom Sticker
	(Signature of Product Manager)			Title	VP Sales
				Address:	2929 California Street
Print					Torrance,
Name:	[*]				CA.,
90503
By:	/s/ [*]	Date:	4/27/09		USA
	(Signature of Company Officer)			Phone:	(800) 890-9988

Print				Contact 3
Name:	[*]			Name	Selwyn Joffe
				Title	CEO
				Address:	2929 California Street
By:	/s/ [*]	Date:	4/27/09		Torrance,
	(Signature of Company Officer)				CA.,
90503
Print					USA
Name:	[*]			Phone:	(800) 890-9988
SVP Merchandising
MotorCar Parts of America, Inc.

FMRev. 9/03	Date: 03/31/2009

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.2
CORE AMENDMENT
TO
VENDOR AGREEMENT
THIS CORE AMENDMENT to VENDOR AGREEMENT is dated the 31st day of March, 2009 (“Amendment”), and is attached and made part of the Vendor Agreement dated March 31, 2009 (the “Vendor Agreement”), by and between AutoZone Parts, Inc. (“AutoZone”) and Motorcar Parts of America, Inc. (“MPA”), and is likewise incorporated in and made a part of any subsequent amendment to the Vendor Agreement or superceding Vendor Agreement between Vendor and AutoZone. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
1.	The parties hereby agree that the Agreement is hereby modified follows:
     (a) On March 31, 2009, (the “Effective Date”), MPA agrees to purchase approximately $[*] of alternator and starter cores from AutoZone (“Cores”). The Cores are identified on Exhibit A of this Amendment.
     (b) MPA hereby promises to pay to the order of AutoZone approximately $[*] for the Cores (“Core Credit Amount”), which amount will be agreed to by the parties no later than May 2, 2009.
     (c) Notwithstanding the foregoing and for so long as no Event of Default (as defined below) exist hereunder, AutoZone hereby agrees to take, in lieu of installment or lump sum payments from MPA for the Core Credit Amount, monthly credits for the Core Credit Amount commencing May 2, 2009, and continuing through August 2, 2009, period as follows:
[*]
Any adjustment necessary to reflect the actual amount of the Core Credit Amount shall be reflected in the August 2, 2009 final credit amount. These credits shall be credited against Vendor invoices for purchases by AutoZone and its subsidiaries and affiliates. MPA shall issue all applicable credits for the Core Credit Amount to AutoZone no later than August 2, 2009. AutoZone shall be entitled to offset all or a portion of the balance of the Core Credit Amount against amounts AutoZone owes to Vendor at any time in accordance with the terms of the Agreement.
     (d) Should Vendor fail to make any payment set forth above, MPA agrees that AutoZone shall be entitled to seek all remedies available at law or equity in order to enforce the payment of this obligation in order to satisfy the underlying indebtedness.
     (e) Upon default of any payment due under this Amendment or failure to pay any installment of the Core Credit Amount required herein, the entire balance shall be immediately due and payable. Any remedy of AutoZone upon default of MPA shall be cumulative and not exclusive and choice of remedy shall be at the sole election of AutoZone. MPA agrees to pay all costs of collection, including reasonable attorney’s fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced. MPA waives demand, presentment for payment, protest and notice of protest and nonpayment of any amount
This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the
Confidentiality Agreement entered into between the parties.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

due under this Amendment and expressly agrees to remain bound for the payment of Core Credit Amount and other sums provided for by the terms of this Amendment, notwithstanding any extension or extensions of the time of, or for the payment of, Core Credit Amount.
     (f) The occurrence of any of the following shall be “Events of Default” hereunder:
(i)	MPA breaches the terms of this Amendment or the Vendor Agreement and fails to cure the same within any applicable cure period;

(ii)	MPA is or becomes the subject of any bankruptcy, insolvency, reorganization or appointment of receiver petition or proceeding (whether voluntary or involuntary) and such petition or proceeding is not dismissed within 30 days of the commencement of the same; or

(iii)	MPA admits in writing insolvency or the inability to pay its debts generally as they become due.
2.	The parties hereby agree that the following documents are hereby attached to and incorporated into the Vendor Agreement by reference (the “Additional Documents”):
•	Amendment No. 1 to Vendor Agreement dated August 22, 2006

•	Addendum No. 1 to Amendment No. 1 to Vendor Agreement dated January 8, 2007

•	Lift Addendum #1 to Vendor Agreement dated July 7, 2008
3.	This Amendment shall take precedence in the event any terms and conditions of the Vendor Agreement or the Additional Documents conflicts herewith. Except as provided herein, all other terms and conditions of the Vender Agreement and the Additional Documents shall remain in full force and effect and are hereby ratified and confirmed.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the 31st day of March, 2009.

MOTORCAR PARTS OF AMERICA, INC.		AUTOZONE PARTS, INC.

By:	/s/ Selwyn Joffe	By:	/s/ [*]

Name:	Selwyn Joffe	Name:	[*]

Title:	CEO, President, Chairman	Title:	VP Merchandising

Date:	4/22/09	Date:	4/27/09

		By:	/s/ [*]

		Name:	[*]

		Title:	SVP Merchandising

		Date:	4/27/09

This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the
Confidentiality Agreement entered into between the parties.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A
[*]

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.